FOR IMMEDIATE RELEASE                            For further information:

                                                 Cynthia A. Bond
                                                 Director, Investor Relations
                                                 SFX Broadcasting, Inc.
                                                 (212) 407-9126


                SFX BROADCASTING ACQUIRES PRISM RADIO PARTNERS

  Gains Jacksonville, Raleigh, Tucson and Wichita Stations for $82.75 Million

NEW YORK, July 10, 1996 -- SFX Broadcasting, Inc. (NASDAQ: SFXBA) today announced that it has acquired the majority of the assets of privately owned Prism Radio Partners, L.P. for $82.75 million.
The thirteen radio stations  acquired are:

  WKQL(FM)   Jacksonville, FL         KRGG(FM)   Tucson, AZ
  WIVY(FM)   Jacksonville, FL         KWFM(FM)   Tucson, AZ
  WPDQ-AM    Jacksonville, FL         KCEE-AM    Tucson, AZ
  WOKV-AM    Jacksonville, FL         KNST-AM    Tucson, AZ
  WZZU(FM)   Raleigh, NC              KRZZ(FM)   Wichita, KS
  WDCG(FM)   Raleigh, NC              KKRD(FM)   Wichita, KS
                                      KNSS-AM    Wichita, KS

As previously announced, SFX will also acquire Prism's three Louisville stations, a transaction that is pending due to the license renewal process. SFX will proceed to sell the three Louisville stations: WTFX(FM) amd WWKY-AM to Clear Channel Communications (NYSE: CCU) and WVEZ(FM) to privately owned Regent Communications, Inc. Total consideration for the two transactions will be $19.5 million.

Commenting on the transaction, Robert F. X. Sillerman, Executive Chairman of SFX Broadcasting, Inc., said, "We are extremely pleased to have acquired this great group of stations which strategically fits our current station roster. Having closed our acquisitions of the Liberty and HMW stations last week, we have just created significant station groups in Jacksonville and Raleigh. We now own four FM stations in Raleigh with a 40% revenue share. In Jacksonville our four FMs and two AMs will produce an even greater revenue share, 52%, which places us in the dominant market position. The duopolies in Tucson and Wichita represent considerable





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                                   - more -

upside potential. As we previously stated, leaving the Louisville market was not an easy decision, but an economically prudent move.

"With the summer of 1996 just beginning, the radio broadcasting industry is already evolving at a rapid clip with ownership realignment occurring in virtually every market. We look forward to the months ahead, not only to integrate our newly acquired stations into SFX's operations but with a keen awareness of the transactional possibilities, buying, selling or swapping, that the current environment offers."

Jacksonville is the fiftieth largest market. WKQL(FM) plays oldies and ranks eighth in the market. WIVY(FM) plays adult contemporary and ranks tenth. WOKV-AM is the top ranking AM station and has a news/talk format. WPDQ-AM plays big band. SFX's other two FM stations, WAPE and WFYV, rank number two and three respectively.

The Raleigh market ranks fifty-second, and SFX has more than a third of the combined market revenue share. WDCG(FM) which has a contemporary hit radio format, is the number one ranked station in the market. WZZU(FM) plays classic rock and ranks tenth. SFX's other two stations in the market, WTRG(FM) and WRDU(FM), rank seventh and ninth respectively.

Tucson is the sixty-second largest market. These stations form the only duopoly in the market. KRQQ(FM) plays contemporary hit radio and ranks fourth. KWFM(FM) plays oldies and ranks sixth. KNST-AM is the top ranked AM station and has a news/talk format. KCEE-AM plays nostalgia.

Wichita is the eighty-eighth largest market. KKRD(FM) ranks third in the market and plays contemporary hit radio. KRZZ(FM) ranks fourth and plays classic rock. KNSS-AM has a news/talk format and is the top ranking AM station.

Radio Consultants, Inc. represented SFX Broadcasting and J. P. Morgan & Co., Inc. represented the seller in this transaction.

                         - list of stations follows -

KKRW(FM)   Houston, TX                WGNA(FM)   Albany, NY
KODA(FM)   Houston, TX                WPYX(FM)   Albany, NY
KQUE(FM)   Houston, TX                WGNA-AM    Albany, NY
KNUZ-AM    Houston, TX                WTRY-AM    Albany, NY
WHFS(FM)   Wash., DC/Baltimore, MD    WYSR(FM)   Albany, NY (a)
KMKX(FM)   San Diego, CA              WMYI(FM)   Greenville-Spartanburg, SC
KYXY(FM)   San Diego, CA              WGVL-AM    Greenville-Spartanburg, SC
WSNE(FM)   Providence, RI             WSSL(FM)   Greenville-Spartanburg, SC
WHYJ(FM)   Providence, RI             WROQ(FM)   Greenville-Spartanburg, SC
WHJJ(FM)   Providence, RI             KWFM(FM)   Tucson, AZ
WHCN(FM)   Hartford, CT               KRQQ(FM)   Tucson, AZ
WMRQ(FM)   Hartford, CT               KNST-AM    Tucson, AZ
WKSS(FM)   Hartford, CT               KCEE-AM    Tucson, AZ
WPOP-AM    Hartford, CT               WHMP(FM)   Springfield/Northampton, MA
WMAG(FM)   Greensboro, NC             WHMP-AM    Springfield/Northampton, MA
WHSL(FM)   Greensboro, NC             WPKX(FM)   Springfield/Northampton, MA
WTCK-AM    Greensboro, NC             KRZZ(FM)   Wichita, KS
WMFR-AM    Greensboro, NC             KKRD(FM)   Wichita, KS
WSIX(FM)   Nashville, TN              KNSS-AM    Wichita, KS
WRVW(FM)   Nashville, TN              WPLR(FM)   New Haven, CT
WFYV(FM)   Jacksonville, FL (c)       WYBC(FM)   New Haven, CT (a)
WAPE(FM)   Jacksonville, FL (c)       WGNE(FM)   Daytona Beach, FL
WKQL(FM)   Jacksonville, FL           WCHZ(FM)   Augusta, GA (a)
WOKV-AM    Jacksonville, FL           WAEG(FM)   Augusta, GA (c)
WIVY(FM)   Jacksonville, FL           WAEJ(FM)   Augusta, GA (c)
WPDG-AM    Jacksonville, FL           WJDS-AM    Jackson, MS
WLYT(FM)   Charlotte, NC              WKTF(FM)   Jackson, MS
WTDR(FM)   Charlotte, NC              WMSI(FM)   Jackson, MS
WHSL(FM)   Raleigh, NC(c)             WSTZ(FM)   Jackson, MS (a)
WZZU(FM)   Raleigh, NC                WZRX-AM    Jackson, MS
WDCG(FM)   Raleigh, NC                WJDX(FM)   Jackson, MS (b)
WRDU(FM)   Raleigh, NC                WKNN(FM)   Biloxi, MS
WTRG(FM)   Raleigh, NC                WMJY(FM)   Biloxi, MS
WMXB(FM)   Richmond, VA               WVCO(FM)   Myrtle Beach, SC (c)
                                      WYAK(FM)   Myrtle Beach, SC (c)
                                      WMYB(FM)   Myrtle Beach, SC (c)

(a) Joint Selling Agreement (JSA)
(b) JSA with option to buy
(c) Local Marketing Agreement (LMA)

Under contract to be sold or swapped by SFX are the Texas State Networks, a group of regional radio networks; KRLD-AM and KTCK-AM in Dallas; WHFM(FM), WBAB(FM), WBLI(FM) and WGBB-AM in Long Island, NY; WVEZ(FM), WWKY-AM, and WTFX(FM) in Louisville, KY; KOLL(FM) in Little Rock, AR; and WRXR(FM) and WKBG(FM) in Augusta, GA.